Herley Industries, Inc. Hosts its First Annual Analyst Day and Investor Conference

LANCASTER, Pa., October 21, 2010 - Herley Industries, Inc. (Nasdaq: HRLY) will welcome analysts and investors to its first Analyst Day and Investor Conference today in Woburn, Massachusetts.

In his opening comments Chairman of the Board, John A. Thonet will note that Herley Industries, Inc. celebrated its 45th anniversary this year.  He will speak about the Company’s long history in the defense business and its goals for the future.

Chief Executive Officer and President, Richard F. Poirier, and Chief Financial Officer Anello C. Garefino, will present a Company Overview followed by a presentation by John McClay, General Manager of the Herley New England Division, highlighting the division’s capabilities.    Visitors will then have an opportunity to tour Herley New England’s state-of-the art manufacturing facility.

A transcript of Mr. Thonet’s comments and all presentation materials for the event are available in the Investor Relations section of the Company’s web site: www.herley.com

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven manufacturing locations and approximately 1000 employees. Additional information about the company can be found on the Internet at www.herley.com

For information at Herley contact:
Tel: (717) 397-2777
Peg Guzzetti
Investor Relations

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. Forward-looking statements involve various important assumptions, risks, uncertainties and other factors which could cause our actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this discussion can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "plan," "intend," "may," "should" or the negative of these terms or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievement. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, cancellation or deferral of customer orders, technological change or difficulties, difficulties in the timely development of new products, difficulties in manufacturing, commercialization and trade difficulties and current economic conditions, including the potential for significant changes in US defense spending under the current Administration which could affect future funding of programs and allocations within the budget to various programs as well as the factors set forth in this report and in our public filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.